As submitted to the Securities and Exchange Commission on August 28, 2015.

Registration No. 333-205785

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SITO MOBILE LTD.

(Exact name of registrant as specified in its charter)

Delaware	7389	13-4122844
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 Town Square Place, Suite 204

Jersey City, NJ 07310

(201) 275-0555

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jerry Hug

Chief Executive Officer

SITO Mobile Ltd.

100 Town Square Place, Suite 204

Jersey City, NJ 07310

(201) 275-0555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq.

Marcelle S. Balcombe Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Accelerated Filer	☐	Large Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☒
(Do not check if a smaller reporting company)

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

SITO Mobile. Ltd. is filing this pre-effective amendment No. 2 (this “Amendment”) to the Registration Statement on Form S-1 (Registration No. 333-205785) (the “Registration Statement”) as an exhibit-only filing (i) to include Exhibit 5.1 (legal opinion of Sichenzia Ross Friedman Ference LLP) and Exhibit 23.1 (consent of Sichenzia Ross Friedman Ference LLP) and to revise the list of Exhibits and Financial Statement Schedules. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the foregoing exhibits. The prospectus remains unchanged and has been omitted.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated, except the SEC registration fee.

SEC registration fee	$302.86
Legal fees and expenses	$75,000
Accountants’ fees and expenses	$10,000
Miscellaneous fees	$1,697.14
Total	$87,000

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Our Certificate of Incorporation, as amended, and our Amended and Restated Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, except that no indemnification will be provided to a director, officer, employee or agent if the indemnification sought is in connection with a proceeding initiated by such person without the authorization of the board of directors. The bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of our certificate of incorporation, bylaws, agreements, vote of stockholders or disinterested directors or otherwise. The bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity.

In accordance with Section 102(b)(7) of the DGCL, our Certificate of Incorporation, as amended, provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence. Notwithstanding this provision the DGCL does not permit us to eliminate personal liability for (i) breaches of their duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) transactions from which a director derives an improper personal benefit.

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We have directors’ and officers’ liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, our directors or officers, against amounts which such persons may pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged. Such policies provide coverage to certain situations where we cannot directly provide indemnification under the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above, or otherwise, the registrant has been advised that, although the validity and scope of the governing statutes have not been tested in court in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

The securities that we issued or sold within the past three fiscal years and were not registered with the Securities and Exchange Commission are described below.

Beginning September 7, 2012 and concluding on October 5, 2012 we issued an aggregate of $3,000,000 in convertible notes to 64 purchasers. The notes mature two years from the date of issuance and bear 10% interest per annum payable semiannually.  The notes can be prepaid without penalty at our option upon 15 days prior written notice to the holder.  The principal is convertible, at the option of the holder, into our common stock at $5.00 per share. The notes include standard default terms. In these transactions, we also issued to each holder, for each $1,000 in note principal, a warrant exercisable for three years entitling the holder to purchase as many as 200 shares of common stock of the Company at $2.50 per share, resulting in an aggregate issuance of 600,000 warrants to the 64 note holders; the warrants do not allow for cashless exercise. The securities were issued to accredited investors only. In connection with these transactions we paid our placement agent a seven percent cash commission fee plus 48,000 three-year warrants to purchase our common shares, at $3.04 per share.

On September 11, 2013, we granted Peltz Capital Management, LLC (i) 200,000 options to purchase shares of our common stock at an exercise price of $4.80 per share, and (ii) 375,000 options to purchase shares of our common stock at an exercise price of $2.95 per share.

On September 19, 2013, we issued and sold 50,000 shares of our common stock to an accredited investor at a price of $4.90 or aggregate proceeds of $245,000.

During the three months ended March 31, 2014, three warrant holders exercised 30,150 warrants to purchase 30,150 shares of the Company common stock of which 30,000 warrants had an exercise price of $2.50 per share and 150 warrants had an exercise price of $3.04 per share.

On July 24, 2014, we, our wholly-owned subsidiary SITO Mobile Solutions, Inc., DoubleVision Networks, Inc., (“DoubleVision”), and the shareholders of the DoubleVision (collectively the “Sellers”) entered into a Share Purchase Agreement pursuant to which we acquired all of the shares of DoubleVision. We paid $3.6 million for DoubleVision by issuing 800,000 shares of our common stock to the Sellers at an agreed-upon valuation of $4.50 per share.

In March 2015, we issued 20,000 shares of our common stock for the exercise of 20,000 warrants to purchase our common stock at $2.50 per share.

In June 2015, the Company issued 296,402 of the Company’s common stock to satisfy an earn –out provision in that certain Share Purchase Agreement, dated July 24, 2014 among the Company, SITO Mobile Solutions, Inc., a wholly-owned subsidiary of the Company, DoubleVision Networks, Inc., (“DoubleVision”), and the shareholders of the DoubleVision. The shares of the Company’s common stock had a value equal to $1,000,000 valued using the method outlined in the Share Purchase Agreement

On July 8, 2015, the Company issued 620,560 shares of the Company’s common stock pursuant to the terms of an Asset Purchase Agreement among the Company, SITO Mobile Solutions, Inc., a subsidiary of the Company, Hipcricket, Inc. (“Hipcricket”) and, solely as a guarantor of Hipcricket’s indemnity obligations, ESW Capital LLC. The shares have an agreed-upon valuation of $2,400,000.

In August 2015, we issued 25,000 shares of our common stock upon exercise of warrants to purchase our common stock at $2.50 per share.

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The offerings of the securities described above were exempt from registration under Section 3(a)(9) (in the case of conversions and net-exercises) or Section 4(a)(2) of the Securities Act of 1933.

Item 16. Exhibits and Financial Statement Schedules

(a)  Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of SITO Mobile, Ltd. filed with the Secretary of State, State of Delaware September 25, 2013 (Incorporated by reference to Exhibit 3.5 to the registrant's Registration Statement on Form S-1 file on November 6, 2013).
3.2	Certificate of Amendment to the Certificate of Incorporation filed with the Secretary of State of Delaware on September 26, 2014 (Incorporated by reference to current report on 8-K filed September 30, 2014).
3.4	Amended and Restated Bylaws of Hosting Site Network, Inc. (currently known as SITO Mobile, Ltd.) Incorporated by reference to Exhibit 3.3 to Post-Effective Amendment No. 2 to the registrant’s Registration Statement on Form SB-2, filed February 8, 2002.
5.1	Opinion of Sichenzia Ross Friedman Ference LLP.
10.1	Form of SITO Mobile Solutions, Inc. Warrant ($10.00 exercise price (post-adjustment), expires July 11, 2015). A total of 500,000 Warrants (post-adjustment) on this form were issued to two persons in 2005. Incorporated by reference to Exhibit 10.2 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
10.2	SITO Mobile Solutions, Inc. Warrant, as amended and re-issued ($7.00 exercise price (post-adjustment), subject to Board resetting; expires July 11, 2015). 125,000 Warrants (post-adjustment) on this form were re-issued to Jordan Schur on June 12, 2007. Incorporated by reference to Exhibit 10.2.1 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
10.3	Services Agreement 20071210.103.C Between SITO Mobile Solutions, Inc. and AT&T Services, Inc. dated April 11, 2008. Incorporated by reference to Exhibit 10.6 to the registrant’s Annual Report on Form 10-K, filed January 14, 2010.
10.3.1	Amendment 20071210.103.A.001 to the Services Agreement 20071210.103.C Between SITO Mobile Solutions, Inc., and AT&T Services, Inc., dated March 20, 2009. Incorporated by reference to Exhibit 10.7 to the registrant’s Annual Report on Form 10-K, filed January 14, 2010.
10.3.2	Amendment 20071210.103.A.002 to Services Agreement 20071210.103.C Between SITO Mobile Solutions, Inc. and AT&T Services, Inc., dated October 25, 2010. Incorporated by reference to Exhibit 10.6.2 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
10.3.3	Amendment 20071210.103.A.005 between SITO Mobile Solutions, Inc., and AT&T Services dated October 10, 2014 (Incorporated by reference to Exhibit 10.3.3 to the registrant’s annual report on Form 10-K, filed December 2, 2014).
10.4+	2008 Stock Option Plan for SITO Mobile, Ltd. (formerly Hosting Site Network, Inc.) Incorporated by reference to Exhibit 10.10 to the registrant’s Current Report on Form 8-K, filed July 31, 2008.
10.4.1+	Form of Notice of Stock Option Grant/Stock Option Agreement under 2008 Stock Option Plan. Incorporated by reference to Exhibit 10.7.1 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
10.5	Non-Exclusive Special Advisory Services Agreement between Peltz Capital Management, LLC and us, dated October 30, 2008. Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed November 5, 2008.
10.5.1	Form of Warrant issued by us in favor of Peltz Capital Management, LLC, dated October 30, 2008. Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed November 5, 2008.
10.5.2	Form of Registration Rights Agreement between Peltz Capital Management, LLC and us, dated October 30, 2008. Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed November 5, 2008.
10.5.3	Settlement and Release Agreement, among Peltz Capital Management, LLC, Anthony Macaluso and SITO Mobile, Ltd., effective September 29, 2010. Incorporated by reference to Exhibit 10.33 to the registrant’s Annual Report on Form 10-K, filed December 29, 2010.

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Exhibit No.	Description

10.6+	2009 Employee and Consultant Stock Plan. Incorporated by reference to Exhibit 4 to the registrant’s Registration Statement on Form S-8 (SEC File No. 333-163557), filed December 8, 2009.
10.6.1+	Form of stock grant acknowledgement letter under 2009 Employee and Consultant Stock Plan. Incorporated by reference to Exhibit 10.16.1 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
10.7	Form of Common Stock Purchase Agreement. We entered into respective agreements on this form with 38 persons between January and May 2010 calling for the issuance of 973,513 shares of common stock. Incorporated by reference to Exhibit 10.22 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
10.8	Form of Common Stock Purchase Agreement. We entered into respective agreements on this form with 29 persons in July 2010 calling for the issuance of units comprising a total of 822,534 shares of common stock and 205,633 Warrants. Incorporated by reference to Exhibit 10.29 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
10.9+	2010 Stock Option Plan. Incorporated by reference to Exhibit 10.32 to the registrant’s Annual Report on Form 10-K, filed December 29, 2010.
10.9.1+	Certificate regarding amendment of 2010 Stock Plan. Incorporated by reference to Exhibit 10.32.1 to the registrant’s registration statement on Form S-1, filed June 24, 2011.
10.9.2+	Form of Notice of Stock Option Grant/Stock Option Agreement under 2010 Stock Plan. Incorporated by reference to Exhibit 10.32.2 to the registrant’s registration statement on Form S-1, filed June 24, 2011.
10.10+	Employment letter agreement, between James Orsini and us, dated March 10, 2011. Incorporated by reference to Exhibit 10.1 to the registrant's Quarterly Report on Form 10-Q, filed May 16, 2011.
10.11+	Amendment of employment letter agreement, between James Orsini and us, dated May 16, 2011. Incorporated by reference to Exhibit 10.33.1 to the registrant’s registration statement on Form S-1, filed June 24, 2011.
10.12+	Employment letter agreement, between Anthony Macaluso and us, dated June 3, 2011, as of June 1, 2011. Incorporated by reference to Exhibit 10.34 to the registrant’s registration statement on Form S-1, filed June 24, 2011.
10.13+	Form of Indemnification Agreement. Incorporated by reference to Exhibit 10.3 to the registrant’s Quarterly Report on Form 10-Q, filed February 13, 2012.
10.14+	Employment letter agreement and Restricted Stock Issuance Agreement, between John Quinn and us, dated September 26, 2011. Incorporated by reference to Exhibit 10.4 to the registrant’s Quarterly Report on Form 10-Q, filed February 13, 2012.
10.15	Form of Warrant replacing Stock Option in favor of Pharmacy Management Strategies LLC, dated June 28, 2011. Incorporated by reference to Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q, filed May 18, 2012.
10.15.1	Joint Marketing Agreement between Pharmacy Management Strategies LLC and SITO Mobile Solutions, Inc., dated March 12, 2012 (Incorporated by reference to Exhibit 3.5 to the registrant's Registration Statement on Form S-1 file on November 6, 2013).
10.16	Option Agreement between Anthony Macaluso and us dated June 30, 2011, together with amendments dated September 30, 2011 and December 28, 2011. Incorporated by reference to Exhibit 10.32 to the registrant’s Registration Statement on Form S-1, filed February 28, 2012.
10.16.1+	Settlement Agreement and Mutual Special Release between Anthony Macaluso and us dated November 27, 2012. Incorporated by reference to Exhibit 10.24.1 to the registrant's Annual Report on Form 10-K, filed January 2, 2013.
10.17	Settlement, Mutual Release and Discharge between Mike Robert and us, dated September 30, 2011. Incorporated by reference to Exhibit 10.33 to the registrant’s Registration Statement on Form S-1, filed February 28, 2012.
10.18	Form of Convertible Promissory Note. We entered into respective agreements on this form of note with 8 persons in November 2011 through February 2012 for an aggregate principal amount of $2,000,000. In each case the maturity date is one year after the issuance date. Incorporated by reference to Exhibit 10.34 to the registrant’s Registration Statement on Form S-1, filed February 28, 2012.
10.18.1	Form of Amendment to Convertible Promissory Note. We entered into an amendment, on this form, with 6 of the 9 original note holders. Incorporated by reference to Exhibit 10.26.1 to the registrant's Annual Report on Form 10-K, filed January 2, 2013.
10.18.2	Form of Warrant to Purchase Common Stock ($0.25 exercise price). We issued a total of 400,000 Warrants on this form to 9 persons in November 2011 through February 2012. Incorporated by reference to Exhibit 10.34.1 to the registrant’s Registration Statement on Form S-1, filed February 28, 2012.
10.18.3	Form of Amendment to Warrant. We entered into an amendment, on this form, with 6 of the 9 original warrants holders. Incorporated by reference to Exhibit 10.26.3 to the registrant's Annual Report on Form 10-K, filed January 2, 2013.

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Exhibit No.	Description

10.19	Settlement Agreement and Mutual General Release, among Soapbox Mobile, Inc. with, by and including all Common Shareholders collectively and individually and us, effective March 30, 2012. Incorporated by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q, filed May 18, 2012.
10.19.1	Perpetual Exclusive License Agreement among Soapbox Mobile, Inc. and us, effective March 30, 2012. Incorporated by reference to Exhibit 10.1.1 to the registrant’s Quarterly Report on Form 10-Q, filed May 18, 2012.
10.20	Form of Warrant to Purchase Common Stock ($0.305 exercise price). We issued a total of 48,000 Warrants on this form to Taglich Brothers, Inc. for services as placement agent on a private offering. Incorporated by reference to Exhibit 10.28 to the registrant's Annual Report on Form 10-K, filed January 2, 2013.
10.20.1	Form of Common Stock Purchase Agreement. We entered into respective agreements on this form with a total of 64 investors in September and October 2012 calling for the issuance of units comprising a total of $3,000,000 in convertible notes and 600,000 Warrants. Incorporated by reference to Exhibit 10.28.1 to the registrant's Annual Report on Form 10-K, filed January 2, 2013.
10.20.2	Form of Convertible Note issued for a total of $3,000,000 with a total of 64 investors in September and October 2012. Incorporated by reference to Exhibit 10.28.2 to the registrant's Annual Report on Form 10-K, filed January 2, 2013.
10.20.3	Form of Warrant to Purchase Common Stock ($2.50 exercise price). We issued a total of 600,000 Warrants on this form with a total of 64 investors in September and October 2012. Incorporated by reference to Exhibit 10.28.3 to the registrant's Annual Report on Form 10-K, filed January 2, 2013.
10.21+	Board of Directors Service Letter Agreement between Jonathan E. Sandelman and us dated December 10, 2012. Incorporated by reference to Exhibit 10.29 to the registrant's Annual Report on Form 10-K, filed January 2, 2013.
10.22	Registration Rights Agreements with Peltz Capital Management LLC, dated October 15, 2012 and December 7, 2012. Incorporated by reference to Exhibit 10.30 to the registrant's Annual Report on Form 10-K, filed January 2, 2013.
10.22.1	Option Agreement Between Peltz Capital Management LLC and Anthony Macaluso, dated October 15, 2012 and December 7, 2012, as amended. Incorporated by reference to Exhibit 10.26.1 to the registrant's Registration Statement on Form S-1/A, filed August 19, 2013.
10.22.2	Option Agreement with Peltz Capital Management LLC, dated October 15, 2012 and December 7, 2012, as amended. Incorporated by reference to Exhibit 10.26.2 to the registrant's Registration Statement on Form S-1/A, filed August 19, 2013.
10.22.3	Omnibus Services and Option Assignment Agreement, dated as of September 11, 2013, by and among Peltz Capital Managements LLC, Anthony Macaluso and SITO Mobile, Ltd. Incorporated by reference to Exhibit 10.26.3 to the registrant's Post Effective Registration Statement on Form S-1, filed October 21, 2013.
10.23+	Employment letter agreement between Kurt Streams and us, dated October 18, 2013. Incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K, filed October 21, 2013.
10.24	Form of Stock Purchase Agreement between the Company and Stephen Baksa (Incorporated by reference to Exhibit 3.5 to the registrant's Registration Statement on Form S-1 file on November 6, 2013).
10.25	Patent License and Settlement Agreement, dated November 12, 2013 (Incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K, filed November 14, 2013).
10.26	Consulting Agreement between Peter Holden and the Company dated as of October 10, 2013 (Incorporated by reference to Exhibit 10.30 to the registrant’s annual report on Form 10-K, filed December 9, 2014).
10.27	Joint Licensing Agreement entered into as of April 21, 2014 between VideoStar, LLC and Television Technology LLC (Incorporated by reference to Exhibit 10.1 to the registrant’s quarterly report on Form 10-Q filed August 12, 2014).
10.28	Share Purchase Agreement, dated July 24, 2014, by and among the Company and Doublevision Networks, Inc. (Incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K, filed July 29, 2014).
10.29	Revenue Sharing and Note Purchase Agreement, dated October 3, 2014 (Incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K, filed October 9, 2014).
10.30	Subscription Agreement, dated October 3, 2014, (Incorporated by reference to Exhibit 10.2 to the registrant’s current report on Form 8-K, filed October 9, 2014).
10.31+	Board of Directors Service Letter Agreement between Betsy J. Bernard and SITO Mobile, Ltd dated July 15, 2014 (Incorporated by reference to Exhibit 10.31 to the registrant’s annual report on Form 10-K, filed December 2, 2014).
10.32+	Board of Directors Service Letter Agreement between Joseph A. Beatty and SITO Mobile, Ltd dated September 9, 2014 (Incorporated by reference to Exhibit 10.32 to the registrant’s annual report on Form 10-K, filed December 2, 2014).

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Exhibit No.	Description

10.33+	Board of Directors Service Letter Agreement between Philip B. Livingston and us dated November 10, 2014 (Incorporated by reference to Exhibit 10.33 to the registrant’s annual report on Form 10-K, filed December 2, 2014).
10.34	Asset Purchase Agreement dated as of July 8, 2015 by and among SITO Mobile, Ltd., SITO Mobile Solutions, Inc., Hipcricket, Inc. and solely for purposes of Section 10.10, ESW Capital LLC dated as of January 20, 2015 (Incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K, filed July 13, 2015).
21	List of Subsidiaries (Incorporated by reference to Exhibit 21 to the registrant’s annual report on Form 10-K, filed December 2, 2014).
23.1*	Consent of L.L.Bradford & Company, LLC
23.2	Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included in the signature pages hereof).
99.1	Audited statements of financial position for the assets acquired as of September 30, 2014 and 2013 and the statements of operations, net assets and cash flows for the mobile advertising business for the years ended September 30, 2014 and 2013, and the notes related thereto.( Incorporated by reference to Exhibit 99.1 to the registrant’s current report on Form 8-K/A, filed August 27, 2015).
99.2	Unaudited statements of financial position for the assets acquired as of June 30, 2015 and 2014 and statements of 2013 and the statements of operations, net assets and cash flows for the mobile advertising business for the years ended September 30, 2014 and 2013. ( Incorporated by reference to Exhibit 99.2 to the registrant’s current report on Form 8-K/A, filed August 27, 2015).
99.3	Pro forma condensed combined balance sheet as of June 30, 2015 and the unaudited pro forma condensed combined statements of operations for the nine months ended June 30, 2015 and the year ended September 30, 2014, in each case reflecting the Company’s acquisition of Hipcricket’s mobile advertising business. ( Incorporated by reference to Exhibit 99.3 to the registrant’s current report on Form 8-K/A, filed August 27, 2015).

*	Previously filed
+	Each of these Exhibits constitutes a management contract, compensatory plan, or arrangement.

(b)	Financial Statement Schedules.

The financial statement schedules have been omitted because they are not applicable, not required, or the information is included in the financial statements or notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(ii) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale before such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately before such date of first use.

Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on August 28, 2015.

SITO Mobile, Ltd.

Date: August 28, 2015	By:	/s/ Jerry Hug
Jerry Hug
Chief Executive Officer and Director
(Principal Executive Officer)

Date: August 28, 2015	By:	/s/ Kurt Streams
Kurt Streams
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Date: August 28, 2015	/s/ Jerry Hug
Jerry Hug, Chief Executive Officer
and Director (Principal Executive Officer)

Date: August 28, 2015	/s/ Kurt Streams
Kurt Streams, Chief Financial Officer Principal Financial Officer and Principal Accounting Officer)

Date: August 28, 2015	/s/ Betsy J. Bernard*
Betsy J. Bernard, Director

Date: August 28, 2015	/s/ Jonathan E. Sandelman*
Jonathan E. Sandelman, Director

Date: August 28, 2015	/s/ Peter D. Holden*
Peter D. Holden, Director

Date: August 28, 2015	/s/ Joseph A. Beatty*
Joseph A. Beatty, Director

Date: August 28, 2015	/s/ Philip B. Livingston*
Philip B. Livingston, Director

* By: Jerry Hug

Attorney –In-Fact

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